UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLDEO, INC.
(Name of small business issuer in its charter)

Florida	7371	(45-3705327)
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5100 Washington Street Suite 202 Hollywood, FL 33021
(Address and telephone number of registrant's principal executive offices and principal place of business)

Brandon Wynn 5100 Washington Street Suite 202 Hollywood, FL 33021 754-816-6371
(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐   Accelerated Filer ☐

Non-accelerated filer   ☐             Smaller reporting company ☒

Title of Each Class of Securities to be Registered(1)(2)	Amount to be Registered	Proposed Maximum Offering Price per Security($)(3)	Proposed Maximum Aggregate Offering Price($)(4)	Amount of Registration Fee ($)
Shares of Common Stock, no par value	25,000,000	$0.10	$2,500,000.00	$286.50
Warrants to purchase shares of our common stock (5)	10,000,000	-----	----	----
Common stock, no par value per share, issuable upon exercise of the warrants(6)	10,000,000	$0.05	$500,000.00	$57.30
Common stock registered for resale by Selling Stockholders	15,250,000	$0.10	$1,525,000.00	$174.77
TOTAL(7)			$4,525,000.00	$518.57

(1)
Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to securities being registered hereunder as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)
This registration statement relates to (a) the subscription rights to purchase common stock, no par value per share, and warrants, (b) shares of common stock issuable upon the exercise of the subscription rights, (c) the warrants issuable upon exercise of the subscription rights, (d) shares of our common stock that are issuable upon exercise of the warrants, and (e) shares of common stock previously issued by the Company eligible for resale publically subsequent to registration.

(3)	This is the initial public offering and no current trading market exists for our stock.
(4)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act.  The price per share and the aggregate offering price for the shares are calculated on the basis of the current maximums anticipated by management at which these securities will be offered.

(5)
Pursuant to Rule 457(g), no separate registration fee is payable with respect to the warrants being offered hereby since the warrants are being registered on the same registration statement as the securities to be offered pursuant thereto.

(6)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum exercise price of $0.05
(7)	Registration fee has been paid via Fedwire.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

We are offering to the public five million (5,000,000) units consisting of three (3) shares of common capital stock, and two (2) warrants with an exercise price of $0.05.  Each unit will be offered at $0.01 per unit, on a “best efforts” basis in a “direct public offering” through our Board of Directors. This offering terminates in 12 months after commencement of this offering, on [date]. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Goldeo, Inc. and no commissions will be paid for the sale of the 5,000,000 units offered by Goldeo, Inc.

The remaining 15,250,000 shares are shares currently held by our selling shareholders herein listed.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account.  We do intend to place the funds into a segregated bank account.  The segregated account is not an escrow, trust or similar account.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

See “Risk Factors” beginning on page 8 for a discussion of material risks that you should consider prior to purchasing any of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED [DATE]

PRELIMINARY PROSPECTUS

GOLDEO, INC.

Up to 5,000,000 Units consisting of 3 shares of Common Stock and
2 Warrants to Purchase up to 10,000,000 Shares of Common Stock
Price per Unit: $.01
Exercise Price per Warrant: $0.05
Total cash proceeds if all units are sold: $50,000
Total cash proceeds if all warrants are exercised: $500,000

This is our initial public offering. We are offering up to 5,000,000 units consisting of 3 shares of common stock and 2 warrants to purchase a share of common stock for an exercise price of $0.05.  Each Unit will be offered at a price of $0.01 per Unit. We will offer the Units ourselves and do not plan to use underwriters or pay any commissions. The Units will be offered and sold by our Board of Directors.  There is no trading market for our common stock.

The offering is being conducted on a self-underwritten, best effort basis, which means our Board of Directors will attempt to sell the shares. This Prospectus will permit our President to sell the units directly to the public, with no commission or other remuneration payable to him for any units he may sell. The President will sell the units and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the units in this offering. The units will be offered at a price of $0.01 per unit for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The offering will end on [insert date] (date to be inserted in a subsequent amendment).

The purchase of our shares involves substantial risk. See "risk factors" beginning on page 8 for a discussion of risks to consider before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

	Price to the Public	Underwriting Discounts and Commissions	Proceeds to Goldeo, Inc.
Per Unit .	$0.01	$0.00	$50,000.00
Per Warrant Exercised	$0.05	$0.00	$500,000.00
TOTAL		$0.00	$550,000.00

Goldeo, Inc. is a corporation incorporated in the state of Florida, in October of 2011, the operations of which comprise the development of an online market place for the peer-to-peer exchange of precious metals and other commodities.

Goldeo, Inc. is seeking to raise an initial $50,000.00, with warrants available to potentially raise an additional $500,000.00, through the offering to fund continued development of our online marketplace platform, marketing, and other development stage expenses..

THE DATE OF THIS PROSPECTUS IS [IDATE]

	Table of Contents

I.	Prospectus Summary	7

II.	Summary Financial Information .	7

III.	Risk Factors .	8

IV.	Special Note Regarding Forward Looking Statements .	15

V.	Capitalization .	16

VI.	Use of Proceeds .	16

VII.	Determination of Offering Price .	17

VIII.	Dilution .	17

IX.	Plan of Distribution and Terms of Offering .	19

X.	Legal Proceedings .	21

XI.	Directors, Executive Officers, Promoters and Control Persons .	22

XII.	Security Ownership of Management and Certain Beneficial Owners .	22

XIII.	Description of Securities .	22

XIV.	Interest of Named Experts and Counsel .	23

XV.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities .	23

XVI.	Description of Business .	25

XVII.	Report to Stockholders .	32

XVIII.	Plan of Operation .	32

XIX.	Facilities .	34

XX.	Certain Relationships and Related Party Transactions .	34

XXI.	Market for Common Equity and Related Stockholders Matters .	34

XXII.	Dividends .	34

XXIII.	Executive Compensation .	35

XXIV.	Shares Eligible for Future Sale .	35

XXV.	Future Compensation .	36

XXVI.	Board Committees .	36

XXVII.	Transfer Agent .	36

XXVIII.	Index of Financial Statements .	F-1

XXIX.	Report of Independent Certified Public Accountant .	F-2

XXX.	Balance Sheet .	F-3

XXXI.	Statement of Operations .	F-4

XXXII.	Statement of Stock Holder Equity .	F-5

XXXIII.	Statement of Cash Flows .	F-6

XXXIV.	Notes of Financial Statements.	F-7

XXXV.	Information Not Required in the Prospectus .	37

XXXVI.	Signatures.	40

I.	Prospectus Summary

Goldeo, Inc., is a development stage company that was incorporated on October 31, 2011 to develop and provide a peer to peer platform for purchasers, buyers, and traders of precious metals.  Following a mixed model of current social networks, web forums and eBay, we will provide an exchange of ideas and conversations for anyone involved or interested in the trade of precious metals.

Goldeo currently offers a simple website dedicated to the trade of precious metals using traditional peer-to-peer models brought together in a clean, easy to use interface.  Our site features forums for the discussion of previous metals, and a platform for listing precious metals for purchase, sale, and exchange. An online auction platform, similar to eBay dedicated to precious metals, is in the planning phase.   Our forums also provide users with access to discussions on precious metal markets and is designed to build a loyal community base. We will supplement our community experience with social media integration, developing a following beyond the confines of our website.  Additionally, we provide extensive feeds on industry news, including streaming and up to date market data.  In essence, we have created a one-stop-shop for industry news and information.   Using the “free-mium”model, we offer ad-free and secured access to paid registered users.

Goldeo currently has plans to begin mobile application development on the major mobile operating systems, currently iOS for Apple and Android OS that will accompany the website interface.   The mobile application complements our website while adding features users have come to expect from mobile applications, such as scheduled alerts and other integrations into capabilities of mobile phones not present on the average computer.  The mobile application will enhance our social media presence.

Goldeo is in the early stage of developing its business plan. The Company has developed and launched its website.  Our first phase of expansion will be to offer for sale mobile applications through the major mobile application markets for $0.99. The Company does not yet have any customers and has not generated any revenues. The Company must complete its business plan and attract customers for its existing website and future applications before it can start generating revenue, although some very limited revenue may be achieved by the Company’s current product without further development or marketing support through ad revenues.

Goldeo’s business plan projects two additional generations of our products.  The first update, our “Second Generation” will improve user friendly interfaces and generally reach for a more robust interaction between site modules and mobile application.  The “Third Generation” will consist of enhancements focused on social media expansion and long term marketing plans.

Our revenues will be derived from four distinct services.  Firstly, following the tried and true online auction model, we will earn percentage on precious metal trade facilitated through our auction pages.  Using our web and mobile web presence, we expect steady revenues from ad sales.  For users looking to avoid the distractions of ads, we offer a premium product.  Users may pay a monthly membership fee to access our products ad-free.  Memberships will also avail users of additional resources not generally offered, as well as incentives offered exclusively to members.  Lastly, we expect to supplement revenues through the sale of our mobile applications on the mobile application markets.

II.	Summary Financial Information

The following summary financial data should be read together with our financial statements and the related notes and "Management's Discussion and Analysis or Plan of Operation" appearing elsewhere in this prospectus. The summary financial data is not intended to replace our financial statements and the related notes. Our historical results are not necessarily indication of the results to be expected for any future period.

BALANCE SHEET AS OF December 31, 2011
Total Assets	$10,539
Total Liabilities	$188
Total Shareholder’s Equity	$10,351
OPERATING DATA
Revenue	$0.00
Net Loss	$11,079
Net Loss per Share	$0.00

III.	Risk Factors

An investment in the Common Shares is subject to a number of risks. Investors should consider carefully all the risks of making an investment in the Company, including the risks described below and the other information in this document or otherwise available before deciding to invest in the Common Shares. If any of the following or other risks materialize, the Company’s business, financial condition, and results of operations could be materially adversely affected which, in turn, could adversely impact the value of the Common Shares. In such a case, holders of Common Shares could lose all or part of their investment. Prospective Investors should consider carefully whether an investment in the Company is suitable for them in light of the information contained in this document and the financial resources available to them. The risks described below do not purport to be all the risks to which the Company could be exposed. This section is a summary of certain risks and is not set out in any particular order of priority. They are the risks that the Directors presently believe are material to the operations of the Company. Additional risks of which the Directors are not presently aware or which they presently deem immaterial may also impair the Company’s business, financial condition or results of operations.

General risks

Goldeo is an early stage venture and does not currently have revenue from its existing business or assets.  There can be no assurance or certainty that the Company will be able to pursue successfully or exploit opportunities identified by it, or to acquire assets or interests, or to implement its business strategy as is intended, or at all.

An investment in the Company is only suitable for financially secure, sophisticated investors who are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses which may arise therefrom (which may be equal to the whole amount invested).  There can be no certainty that Goldeo will be able to implement successfully the strategy set out in this document.  No representation is or can be made as to the future performance of Goldeo and there can be no assurance that Goldeo will achieve its objectives.

Although we plan to offer the securities from this offering, there is no guarantee that we will complete the offering and if we do, the proceeds may be insufficient to fund operations.

The Company plans to offer the securities from this offering, however there is no guarantee that the Company will be able to sell the securities. And even if the Company does sell the securities, there are no guarantees that the proceeds from the offering will be sufficient to fund our planned operations.

We are not currently profitable and may not become profitable.

At December 31, 2011, we had $10,539.11 cash on-hand and our stockholder's equity was $10,351.61 and there is substantial doubt as to our ability to continue as a going concern. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve profitability. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect negative cash flow for the foreseeable future as we incur operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

The Company is subject to the 15(d) reporting requirements under the securities exchange act of 1934 which does not require a company to file all the same reports and information as a fully reporting company.

The Company is subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. The Company is required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year, and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the Company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

We are dependent upon the proceeds of this offering to fund our business. Since we are conducting a "no minimum" offering and lack any enforceable source of funding, we are dependent on the proceeds from this offering to fund operations.

As of December 31, 2011, Goldeo, Inc. had $10,539.11  in assets and limited capital resources. Since we are conducting a no-minimum offering and lack any enforceable source of funding necessary to finance planned operations through 2011, we must raise approximately $50,000. To date, our operations have been funded by an initial investment from the founder. The founder has personally funded the Company's overhead expenses, including legal, accounting, and operational expenses to date, however there are no assurances they will fund any expenses in the future. The Company does not currently owe the founder any money as of the date of this registration statement, as the monetary funding to the Company as of the date hereof has not been categorized as loans made to the Company, but as contributions for which founder stock was received.

The Company has approximately $15,000.00 in offering costs associated with this financing. The offering proceeds may not cover these costs and if this is the case, the Company will be in a worse financial condition prior to the offering.

Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

In the event our Company does not have adequate proceeds from this offering, our sole officer and director, Brandon Wynn, has verbally agreed to fund the Company for an indefinite period of time. The funding of the Company by Brandon Wynn will create a further liability of the Company to be reflected on the Company's financial statements. Brandon Wynn's commitment to personally fund the Company could cease at any moment in his sole discretion.

Also, as a public company, we will incur professional and other fees in connection with our quarterly and annual reports and other periodic filings with the Security and Exchange Commission. Such costs can be substantial and we must generate enough revenue or raise money from offerings of securities or loans in order to meet these costs and our SEC filing requirements.

Goldeo may be unable to manage its future growth. If the company cannot successfully manage the growth, the company may run out of money and fail.

Any extraordinary growth may place a significant strain on management, finance, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on the Company's financial condition or the results of its operations.

As our business grows, we will need to attract additional managerial employees, which we might not be able to do.

We have one officer and director, Brandon Wynn, the President and sole director. In order to grow and implement our business plan, we would need to add managerial talent in sales, technical, and finance to support our business plan There is no guarantee that we will be successful in adding such managerial talent.

The Company's sole officer and director may not be in a position to devote a majority of his time to the Company, which may result in periodic interruptions and even business failure.

Brandon Wynn, our sole officer and director, has other business interests and currently devotes approximately 20-30 hours per week to our operations. He currently holds other responsibilities with other operating companies. In addition, the Company is entirely dependent on the efforts of its sole officer and director, therefore his departure could have a materially adverse effect on the business. The loss of this resource would have a significant impact on our business. The Company does not maintain key person life insurance on its sole officer and director.

If, after demonstrating proof-of-concept, we are unable to establish profitable relationships with customers and generate revenues, the business will fail.

Because there may be a substantial delay between the completion of this offering, and creating a proof-of-concept we can use to attract customers, it may take us longer to generate revenues. If the Company's efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and if Brandon Wynn does not fund the Company, the business will fail.

We will rely on strategic relationships to promote our products and services and if we fail to develop, maintain or enhance these relationships, our ability to serve our customers and develop new services and applications could be harmed.

Our ability to provide our products to consumers depends significantly on our ability to develop, maintain or enhance our strategic relationships with designers and social media gurus. In the beginning of operations, there will be a marketing challenge for Goldeo. The Company and identity will be newly formed therefore, the Company will be relatively unknown in the marketplace. Therefore, Goldeo won't benefit from immediate name recognition.

The Company may retain independent contractors or consultants due to capital constraints to help grow the business. If these resources do not perform, the Company may have to cease operations and you may lose your investment.

The Company's management may decide due to economic reasons to retain independent contractors to provide services to the Company. Those independent individuals have no fiduciary duty to the shareholders of the Company and may not perform as expected.  Moreover, if we are unable to raise sufficient raise funds through our offering, we may incur additional liabilities if we cannot pay for the services of independent contractors.

We may not be able to compete successfully with current and future competitors.

We will compete, in our current and proposed businesses, with other companies, some of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all.

In addition to established competitors, there is ease of market entry for other internet and mobile application companies that choose to compete with us. Competition could result in price reductions, reduced margins or have other negative implications, any of which could adversely affect our business and chances for success. Competition is likely to increase significantly as new companies enter market and current competitors expand their services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including: larger staffs, greater name recognition, larger customer bases and substantially greater financial, marketing, technical and other resources. To be competitive, we must respond promptly and effectively to the challenges of financial change, evolving standards and competitors' innovations by continuing to enhance our services and sales and marketing channels. Any pricing pressures, reduced margins or loss of market share resulting from increased competition, or our failure to compete effectively, could fatally damage our business and chances for success.

The Company’s business and/or business model may change substantially or completely.

As a development stage Company, the Company will be acutely affected by any changes in the industry in which it operates. Current goals and expectations may prove unrealistic and unobtainable. Changing market conditions may require expansion, contraction, or adjustment of the Company’s business plan. New opportunities may arise that the Company feels compelled to pursue. As a result of these adjustments and “pivots” the Company may have a substantially different focus in the future than it does today. Failure to properly recognize these changing conditions, or effectively adapt could damage the Company’s chances of success. Additionally, such adjustments could be as unlikely to succeed as the original plan to which the adjustment is made.

Auditor's going concern - substantial uncertainty about the ability of Goldeo, Inc. to continue its operations as a going concern.

In their audit report for the period ending December 31, 2011 and dated March 2, 2012 our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. In addition, the financial statements do not contain any adjustments that may result from the uncertainty of our continuation as a going concern. Because our sole officer may be unwilling or unable to loan or advance any additional capital to the Company, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the December 31, 2011Audited Financial Statements - Auditors' Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

RISKS RELATED TO THIS OFFERING

Because there is no public trading market for our common stock, you may not be able to sell your stock.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

Investing in the Company will result in an immediate loss because buyers will pay more for our common stock than the pro rata portions of the assets are worth.

The Company has only been recently formed and has only a limited operating history and no earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of $0.01 per unit as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. Goldeo's assets do not substantiate a share price of $0.0033. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

There is no minimum amount required to be raised in this offering, and if we cannot generate sufficient funds from this offering, the business will fail.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of Shares is not fully subscribed for.

Because the Company has 500,000,000 authorized shares, management could issue additional shares, diluting the current shareholders' equity.

The Company has 500,000,000 authorized shares of common stock, of which only 15,250,000 common shares are currently issued and outstanding and up to a maximum amount of 40,250,000 will be issued and outstanding after this offering terminates if the full offering is subscribed. The Company also has 10,000,000 shares of preferred stock authorized, none of which is outstanding. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

Because the Company is registering additional shares that may be offered on a delayed or ongoing basis under Rule 415, that are not being offered under this Prospectus, management could issue additional shares, diluting the current shareholders’ equity, and shares sold on behalf of selling shareholders would not result in proceeds to the Company.

Concurrently with the shares being offered to the public under this Prospectus, our S-1 Registration Statement registers an additional 10,000,000 Common Shares for offering on a delayed or ongoing basis, and 15,250,000 Common Shares on behalf of Selling Shareholders. Any future sale of the shares registered on behalf of the Selling Shareholders would be between a purchaser and the current shareholder. No proceeds of such a sale shall be paid to the Company and the Company would not benefit from such a sale. The sale of the 10,000,000 Common Shares would be potentially dilutive. The sale of the Selling Shareholder shares would not be dilutive, as these shares are already issued and outstanding.

The company does not anticipate paying dividends in the foreseeable future.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

The failure to comply with the internal control evaluation and certification requirements of section 404 of Sarbanes-Oxley Act could harm our operations and our ability to comply with our periodic reporting obligations.

Our Company is subject to portions of the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We are also required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002, however we are not required to evaluate the effectiveness of our internal controls over financial reporting until we file our second annual report. In addition, so long as we are a smaller reporting company, we will not be required to obtain or provide a report from our independent auditor regarding the effectiveness of our controls and procedures over financial reporting.

We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

Since we do not have an escrow or trust account with subscriptions for investors, if we file for or are forced into bankruptcy protection, they will lose the entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

Our common stock will be subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our shares of common stock in the future may be volatile.

If a market develops for our Common Stock, of which no assurances can be given, the market price of our Common Stock will likely be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including, but not limited to: additions or departures of key personnel; sales of our Common Stock; new technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; economic and quarter to quarter fluctuations in our financial results. Because we have a very limited operating history with limited to no revenues to date, you may consider any one of these factors to be material.

The risks above do not necessarily comprise of all those associated with an investment in the Company. This document contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out in this Part V.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://edgar.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Goldeo, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

IV.	Special Note Regarding Forward Looking Statements

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements  expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

V.	Capitalization

The following table sets forth our capitalization on December 31, 2011

Current Liabilities:	$188

Stockholders’ Equity:
Common Stock, no par value; 500,000,000 shares authorized;
15,250,000 shares issued and outstanding	$21,430
Additional paid-in capital	$0.00
Deficit accumulated during development stage	$11,079
Stockholders’ Equity	$10,351
Total Capitalization	$10,130.11

VI.	Use of Proceeds

Our use of proceeds, as described, herein, only relates to capital raised pursuant the the initial subscription to Units.  If the underlying warrants are exercised, the proceeds, if any, will be applied to all categories described herein, at the discretion of management based on the Company’s financial condition at the time of exercise.  The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that the net proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are approximations only based on current estimate expenditures. The table below summarizes the proposed application of the net funds raised by the Offering:

Gross Total Proceeds	$50,000.00
Less Offering Expenses
Legal and Accounting	$2,400.00
Administrative	$500.00
Filings	$600.00
Net Total Proceeds	$46,500.00
Uses
Product Development	$10,000.00
Sales and Marketing	$6,500.00
General Administration and Operations	$15,000.00
Consultant and Professional Fees	$15,000.00
Total Use of Net Proceeds	$46,500.00

The bulk of our proceeds will go into operations and managing the development of our second phase of expansion.  We expect to hire professionals, including lawyers and accounts to ensure that we protect the liabilities of the company.  Further we intend to use the best and brightest to develop our product into a truly user friendly system.

VII.	Determination of Offering Price

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

VIII.	Dilution

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase. Additional dilution may occur is warrants are exercised.

As of December 31, 2011, Goldeo’s net tangible book value was $10,539.11, or $0.0007 per share of common stock. Net tangible book value is the aggregate amount of Goldeo's tangible assets less its total liabilities.  Net tangible book value per share represents Goldeo's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 15,000,000 shares at an offering price of $0.0033 share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $3500.00), Goldeo's net tangible book value as of the closing of this offering would increase from $0.0007 to $0.0019 per share. This represents an immediate increase in the net tangible book value of approximately $0.0012 per share to current shareholders, and immediate dilution of about $0.0014 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.0033
Net tangible book value per share prior to offering	$0.0007
Increase per share attributable to new investors	$0.0012
Net tangible book value per share after offering	$0.0019
Dilution per share to new investors	$0.0014
Percentage dilution	42.86%

The following assumes the sale of 75% of the shares of common stock in this offering. As of December 31, 2011, Goldeo’s net tangible book value was $10,539.11, or $0.0007 per share of common stock. Net tangible book value is the aggregate amount of Goldeo's tangible assets less its total liabilities.  Net tangible book value per share represents Goldeo's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of shares at an offering price of $0.0033 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $3,500.00), Goldeo's net tangible book value as of the closing of this offering would increase from $0.0007 to $0.0017 per share. This represents an immediate increase in the net tangible book value of $0.001 per share to current shareholders, and immediate dilution of $0.0016 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.0033
Net tangible book value per share prior to offering	$0.0007
Increase per share attributable to new investors	$0.0010
Net tangible book value per share after offering	$0.0017
Dilution per share to new investors	$0.0016
Percentage dilution	49.07%

The following assumes the sale of 50% of the shares of common stock in this offering. As of December 31, 2011, Goldeo’s net tangible book value was $10,539.11, or $0.001 per share of common stock. Net tangible book value is the aggregate amount of Goldeo's tangible assets less its total liabilities.  Net tangible book value per share represents Goldeo's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of shares at an offering price of $0.0033 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $3,500.00), Goldeo's net tangible book value as of the closing of this offering would increase from $0.0007 to $0.0014 per share. This represents an immediate increase in the net tangible book value of $0.007 per share to current shareholders, and immediate dilution of $0.0019 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.0033
Net tangible book value per share prior to offering	$0.0007
Increase per share attributable to new investors	$0.0007
Net tangible book value per share after offering	$0.0014
Dilution per share to new investors	$0.0019
Percentage dilution	57.32%

The following assumes the sale of 25% of the shares of common stock in this offering. As of December 31, 2011, Goldeo’s net tangible book value was $10,539.11, or $0.001 per share of common stock. Net tangible book value is the aggregate amount of Goldeo's tangible assets less its total liabilities.  Net tangible book value per share represents Goldeo's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of shares at an offering price of $0.0033 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $3,500.00), Goldeo's net tangible book value as of the closing of this offering would increase from $0.0007 to $0.0010 per share. This represents an immediate increase in the net tangible book value of $0.003 per share to current shareholders, and immediate dilution of $0.0023 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.0033
Net tangible book value per share prior to offering	$0.0007
Increase per share attributable to new investors	$0.0003
Net tangible book value per share after offering	$0.0010
Dilution per share to new investors	$0.0023
Percentage dilution	68.84%

The following assumes the sale of 10% of the shares of common stock in this offering. As of December 31, 2011, Goldeo’s net tangible book value was $10,539.11, or $0.0007 per share of common stock. Net tangible book value is the aggregate amount of Goldeo's tangible assets less its total liabilities.  Net tangible book value per share represents Goldeo's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of shares at an offering price of $0.0033 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $3,500.00), Goldeo's net tangible book value as of the closing of this offering would increase hardly increase per share. This represents no real increase in the net tangible book value of $0.003 per share to current shareholders, and immediate dilution of $0.0026 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.0033
Net tangible book value per share prior to offering	$0.0007
Increase per share attributable to new investors	$0.0000
Net tangible book value per share after offering	$0.0007
Dilution per share to new investors	$0.0026
Percentage dilution	78.22%

IX.	Plan of Distribution and Terms of Offering

The Company is intending to issue up to 5,000,000 Offering Units at the Offering Price by way of the Offering to investors, which will represent approximately sixty-two and a half per cent (62.5%) of the Enlarged Share Capital if all warrants are exercised for a total of 25,000,000 shares.  The Offering Units, the shares therein and the shares upon exercise of each warrant, will be issued fully paid, and will rank pari passu with the Existing Shares for all dividends or other distributions hereafter declared, made or paid on the Common Shares and will rank pari passu in all other respects with the Existing Shares.

The Offering will not be underwritten.

The gross proceeds of the Offering are expected to be $50,000.00 for the sale of the Units, and the net proceeds to the Company of the Offering (after deduction of expenses estimated in total at $3,500 and assuming full subscription) are expected to be $46,500.00.

The period within which prospective subscriber may be accepted pursuant to the Offering and arrangements for the payment and holding of subscription moneys pending closing of the Offering will be set out in the subscription agreement sent out to prospective subscriber.

We are offering to the public 5,000,000 units, consisting of 3 shares of common stock and 2 warrant to purchase a share of common stock at an exercise price of $0.05.  The Offering Price shall be $0.01 per Unit, on a “best efforts,” basis in a “direct public offering.” This offering terminates in 6 months after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Goldeo, Inc. No commissions will be paid for the sale of the 5,000,000 Units offered by Goldeo, Inc..

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

We will sell the 5,000,000 Units on a “direct public offering,” basis through our President who may be considered an underwriter as that term is defined in Section 2(a)(11).  The President will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares.  The Company intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, acquaintances, and business associates of Brandon Wynn.

The Company will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;

•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

•	he must not be an associated person of a broker-dealer;

•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Goldeo, Inc. otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

The Company will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). The Company, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Goldeo to each offeree;

•	the subscription is completed by the offeree, and submitted with a check back to Goldeo where the subscription and a copy of the check is faxed to counsel for review;

•	each subscription is reviewed by counsel for Goldeo to confirm the subscribing party completed the form, and to confirm the state of acceptance;

•	once approved by counsel, the subscription is accepted by The Company and the funds deposited into an account labeled: Goldeo, Inc., within four (4) days of acceptance;

•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

X.	Legal Proceedings

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

Neither the Company, nor management, is or has been involved in any governmental, legal or arbitration proceedings which are active, pending or threatened against it, or being brought by it, which have had, are having or may have a significant effect on the Company’s financial or trading position, nor are the Directors aware of any circumstances which may give rise to the same.

XI.	Directors, Executive Officers, Promoters and Control Persons

Directors and Officers

Brandon Wynn (Executive Chairman)

Mr. Brandon Wynn is the sole Director and President of the Company.  Prior to starting work on Goldeo, Mr. Wynn attended the University of Colorado as an economics major before joining Bruce Levy Associates, and working as the office administrator for the sports personality agency for 3 years.  After leaving Bruce Levy Associates, Mr. Wynn started his own public adjusting company, Federal Disaster Relief Adjusters, LLC, building business in Florida and Louisiana.  After three and a half years, Mr. Wynn began working with liveIR, Inc. as VP of Sales.  liveIR, Inc. focused on Flash based investor relations content.  Currently, Mr. Wynn consults for the renewable energy company Solar Acquisition Corp.  As a serial entrepreneur, Mr. Wynn’s primary focus, is on the next big thing.

XII.	Security Ownership of Management and Certain Beneficial Owners

The following table indicates beneficial ownership of Goldeo’s common stock, as of February 1, 2012 by:

•	Each person or entity known by Goldeo to beneficially own more than 5% of the outstanding shares of Goldeo’s common stock;

•	Each executive officer and director of Goldeo; and

•	All executive officers and directors of Goldeo as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Percentage of beneficial ownership is based on 15,250,000 shares of common stock outstanding as of December 31, 2011.

Unless other indicated, the address of each beneficial owner listed below is c/o Goldeo, Inc., 5100 Washington Street, Suite 202, Hollywood, FL 33021

Shareholder	No. of Shares	% Holding	% Holding Post Offering	% Holding Post Warrant Exercise
Brandon Wynn	14,500,000	95.08%	47.93%	36.02%
Offering	15,000,000	0.00%	49.59%	37.27%
Total Offering Amount with 100% Warrant Exercise	25,000,000	0.00%	0.00%	62.11%
All other Shareholders	750,000	4.91%	2.48%	1.86%
All Officers and Directors Combined	14,500,000	95.08%	47.93%	36.02%
Total	40,250,000

 “Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

XIII.	Description of Securities

We are authorized to issue up to 500,000,000 shares of common stock, with no par value per share and 10,000,000 Preferred shares, with no par value per share, also granted to or imposed upon the respective classes of shares or the holders thereof is as follows:

A. Common Shares.  The terms of the 500,000,000 Common Shares of the corporation shall be as follows:

(1) Dividends.  Whenever cash dividends upon the Preferred Shares of all series thereof at the time outstanding, to the extent of the preference to which such shares are entitled, shall have been paid in full for all past dividend periods, or declared and set apart for payment, such dividends, payable in cash, stock, or otherwise, as may be determined by the Board of Directors, may be declared by the Board of Directors and paid from time to time to the holders of the Common Shares out of the remaining net profits or surplus of the corporation.

(2) Liquidation.  In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the  corporation remaining after the payment to the holders of the Preferred Shares of all series thereof of the full amounts to which they shall be entitled as hereinafter provided, shall be divided and distributed among the holders of the Common Shares according to their respective shares.

(3) Voting rights.  Each holder of a Common Share shall have one vote in respect of each share of such stock held by him.  There shall not be cumulative voting.

B. Preferred Shares.   Prior to the issuance of any of the Preferred Shares, the Board of Directors shall determine the number of Preferred Shares to then be issued from the ten million (10,000,000) shares authorized, and such shares shall constitute a series of the Preferred Shares.  Such series shall have such preferences, limitations, and relative rights as the Board of Directors shall determine and such series shall be given a distinguishing designation.  Each share of a series shall have preferences, limitations, and relative rights identical with those of all other shares of the same series.  Except to the extent otherwise provided in the Board of Directors' determination of a series, the shares of such series shall have preferences, limitations, and relative rights identical with all other series of the Preferred Shares. Preferred Shares may have dividend or liquidation rights which are prior (superior or senior) to the dividend and liquidation rights and preferences of the Common Shares and any other series of the Preferred Shares.  Also, any series of the Preferred Shares may have voting rights.

XIV.	Interest of Named Experts and Counsel

Eilers Law Group, P.A. issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of as of December 31, 2011, are included in this prospectus. The year end financial statements have been audited by Peter Messineo, CPA, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

XV.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Goldeo will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

Florida Law

Under section 607.0850  of the Florida Business Corporation Act (the “Act”)  a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Act further states that a corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation Act, as amended from time to time, each person that such section grants us the power to indemnify.

Section 607.0850(7) of the  Act provides that any director , officer, employee or agent shall not be the beneficiary of any indemnification or advancement of expenses if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

•	A violation of a criminal law, unless the party had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
•	A transaction from which the party derived improper personal benefit;
•	In the case of a director, a circumstance defined as an Unlawful Distribution under Section 607.0834 of the Act; or
•
Willful misconduct or a conscious disregard for the best interest of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The Company shall indemnify to the fullest extent permitted by Section 607.0850 of the Act, as may be amended from time to time, any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation.

XVI.	Description of Business

Company Summary

Goldeo, Inc., is a development stage company that was incorporated on October 31, 2011 to develop and provide a peer to peer platform for purchasers, buyers, and traders of precious metals.  Following a mixed model of current social networks, web forums and eBay, we will provide an exchange of ideas and conversations for anyone involved or interested in the trade of precious metals.

Goldeo currently offers a simple website dedicated to the trade of precious metals using traditional peer-to-peer models brought together in a clean, easy to use interface.  Our site features forums for the discussion of previous metals, and a platform for listing precious metals for purchase, sale, and exchange. An online auction platform, similar to eBay dedicated to precious metals, is in the planning phase.   Our forums also provide users with access to discussions on precious metal markets and is designed to build a loyal community base. We will supplement our community experience with social media integration, developing a following beyond the confines of our website.  Additionally, we provide extensive feeds on industry news, including streaming and up to date market data.  In essence, we have created a one-stop-shop for industry news and information.   Using the “free-mium”model, we offer ad-free and secured access to paid registered users.

Goldeo currently has plans to begin mobile application development on the major mobile operating systems, currently iOS for Apple and Android OS, that will accompany the website interface.   The mobile application complements our website while adding features users have come to expect from mobile applications, such as scheduled alerts and other integrations into capabilities of mobile phones not present on the average computer.  The mobile application will  enhance our social media presence.

Goldeo is in the early stage of developing its business plan. The Company has developed and launched its website.  Our first phase of expansion will be to offer for sale mobile applications through the major mobile application markets for $0.99. The Company does not yet have any customers and has not generated any revenues. The Company must complete its business plan and attract customers for its existing website and future applications before it can start generating revenue, although some very limited revenue may be achieved by the Company’s current product without further development or marketing support through ad revenues.

Goldeo’s business plan projects two additional generations of our products.  The first update, our “Second Generation” will improve user friendly interfaces and generally reach for a more robust interaction between site modules and mobile application.  The “Third Generation” will consist of enhancements focused on social media expansion and long term marketing plans.

Our revenues will be derived from four distinct services.  Firstly, following the tried and true online auction model, we will earn percentage on precious metal trade facilitated through our auction pages.  Using our web and mobile web presence, we expect steady revenues from ad sales.  For users looking to avoid the distractions of ads, we offer a premium product.  Users may pay a monthly membership fee to access our products ad-free.  Memberships will also avail users of additional resources not generally offered, as well as incentives offered exclusively to members.  Lastly, we expect to supplement revenues through the sale of our mobile applications on the mobile application markets.

Market Overview

In the midst of current world economic environment the market for precious metals, particularly gold has exploded over the past 2 years.  Weary investors  are flocking to the gold market in hopes of finding a secure investment.  At the same time, building speculation has driven those well established players in the precious metals market to become weary of the market stability.  The key connecting factor in these trends is that interest in gold is on the rise.

Increase Volume

This year alone, Wells Fargo has reported that gold exchange trade funds have increase nearly 25%.  In September 2011, the Dubai Gold and Commodities Exchange (DGCX) showed an increase of 211% in market value since last year at the same time.  On September 6, 2011 gold prices recorded the highest prices to date, topping $1,900.00 per ounce driving even more volume and interest.  The London Bullion Market Association reported that July year on year numbers show an increase 179.9% for ounces transferred, an increase of 160.3% for number of transfers, and an increase in value of over 490%.  Although, volumes have decrease slightly since the highs of July and September, year on year statistics continue to show large increases and there is little sign of any major slow down in volume for the months to come.

Lack of Stability in Financial Markets

One need not look very far to see what is causing this exodus into precious metals.  World markets are incredibly problematic for the prudent investor.  The lagging US recovery paired with unpredictable political environment has prompted investors to slowly retract from the major stock exchanges and other risking US investments.  Debt concerns have deepened the skepticism of investment in the US dollar.  At the same time the current European bank crisis is looming heavily over, not only Euro zone currency and stock market industries, but the world economic stability overall.   Slow lending worldwide in turn drives more skepticism in a cyclical spiral.  Whether real growth and recovery is attainable is of little consequence to investors now, who want to find better markets for their investments.

Speculation

Because of the increased volumes of precious metal markets along with dismal economic outlooks, speculation is ripe for the season.  Institutional investors, short sellers, and small investors are looking to precious metals.  Speculators are being brought in from both sides, those looking for the bubble to burst in the gold markets and those fearing another global recession.  Either way, speculators have begun to eye the precious metal market.

Our business model is built around the concept of driving more traffic to our site and mobile applications.  All these market factors suggest that investors of all stripes are looking for investments, safe and speculative, in areas outside currency and stock exchanges.  Even though our target consumer will not be large institutional funds, we will use market volatility and increase press to drive our web and application traffic.  The new found consumer based interest is a key factor in driving our business as increased volume equals increased engagement with the market, the news and the precious metals trading community.

Market Opportunity / Product Positioning

Although specific data on increased participation in precious metals markets is scarce, at Goldeo, we are confident that the market factors listed previously are tell tale signs of increased interest in precious metals.  The current market place for precious metals information is riddled with industry lingo and poorly designed web interfaces.  Goldeo sees an opportunity to fill the void by attracting a wider range of users based on more user friendly applications more inline with the modern tech savvy investors.

Goldeo has developed the following business strategy to address the precious metals peer to peer and web based information market opportunity:

•	Develop easy to use, simple to understand web and mobile platforms

•	Develop an user friendly online auction page dedicated to precious metals.

•	Develop site and application modules that provide one stop shopping for precious metal news, information and opportunity

•	Develop a peer to peer community that allows newcomers and veterans alike to exchange thoughts and ideas regarding the precious metals market

•	Provide developed mobile applications through accessible distribution channels with growing user bases (Android Market, Apple App Store)

•	Drive revenues with ads with paid membership options to provide users with better accessibility and options

•	Provide mobile applications at a price that will not be felt by the consumer (no apps over $5)

•	Supplement mobile and web application revenue by allowing the user to remove advertising for a fee

•	Distribute applications on the platforms with greatest market/mind share to avoid unnecessary development costs

•	Utilize social media to extend the community’s reach beyond the confines of our own products.

Product Overview

The Company has developed its initial website currently available on the world wide web. The Company plans to begin developing mobile application and begin work on a second generation of our applications and web design once the business plan is completed and the Company is able to secure the additional financing required for further product development and marketing.

Provided that financing is secured, the Company plans to launch a third generation, incorporating social media into our website and mobile applications, and to begin marketing efforts once several updates have been developed. The updates will be made available immediately and seamless, however, no sizable revenues are anticipated until marketing efforts have commenced. The Company’s initial launch is available and may produce de minimus revenues without any further effort.

Goldeo will be building user feedback applications to better develop the current system in order to appeal to a larger audience.   Focusing on the user experience also provides internet buzz as our product will be open for discussion allowing organic search engine optimization to be built into our platform.   Along with more traditional search engine optimization and marketing campaigns, we expect revenue increase to double by the second phase of our platform.

Goldeo initially will be built around a core of website features designed to enhance user experience and provide a seamless all in one web resource for users.  The key features of our site, and by extension, enhanced by the mobile applications will be:

Online Auction– Building on the community network developed out of the forums, a key element of our site is the online auction.  Similar to EBay, user will be able to post potential opportunities, “want ads”, precious metal sales, joint venture opportunities, and other precious metal transactions on our listing pages.  Other users will then be able to bid on opportunities just as you would with any standard auction.   The service also provide simple direct sales, similar to the “Buy Now” option used by EBay users. These sections will be interconnected with forums, to provide instant feedback and community monitoring of the posts.

Discussion Forums – The backbone of our product will be the discussion forums.  Following the lead of SaaS and cloud based software markets, we want to build a community that is resourceful and essentially automated.  Our discussion forums will not be purely conversational.  They will also be a place where users can post potential opportunities, “want ads”, precious metal sales, joint venture opportunities, and other precious metal transactions to explore with other users in the community. This gives users a place to bounce ideas off one another and explore options before committing to any investment or obligations.  The advantage to the forum model is that  it provides users with the sense of community and reliability and develops loyalty to the brand with little effort on our part.

News and Market Data – A supplementary but equally important section of the page is dedicated to industry news and market data.  Unlike websites to date, we have focused on our user friendly interface and simple design.  Using feed aggregators and clean and sophisticated web design, we will provide access to current events in the market with a visually appealing and easy to understand user experience.

Sales & Distribution

The engine of our business model will be our advertising and social media campaigns.  To drive our traffic, we will rely heavily on search engine optimization, word of mouth and keyword advertising.  Our website will be public and available through any standard search engine.  We will utilize the power of social media for organic web based name recognition.

Goldeo mobile applications will be sold exclusively through the application stores provided by the developers of the target mobile operating systems. This will keep Goldeo from the time and expense of developing a complex distribution and tracking system, hiring an expansive sales force, and other expensive and time consuming efforts that would otherwise increase the time to market of our products.

Competition

Our greatest competitors will be established precious metal websites.  The primary competitors will be website operated by prominent exchanges or trade associations such as Kitco.com, seekingGold.com, the London Bullion Market Association’s website, lbma.org.uk, and USAGold.com.  All of these sites have well established followings and varying degrees of fully comprehensive market information.  The most dominant force in the precious metal information market is Kitco, who uses their website to bolster their core business of gold retailing.  Other websites are similarly situated, selling their services to consumers and providing information as a secondary benefit.

Goldeo can distinguish itself in two ways.  Firstly, unlike many competitors, we have only a small stake in the precious metals market itself.  Our incentive is based on greater traffic regardless of the ups and downs of precious metal prices.  Goldeo is thus a more subjective resource for potential investors, buyers, and sellers.  Secondly, the core of website and mobile applications is community.  Even when competitors provide fully comprehensive resources, our Company will lead the way with comraderie and user interaction.  Goldeo is not a stand-alone web resource, but an organic platform that encourages discussion and discourse.

PATENTS AND TRADEMARKS

At the present we do not have any patents or trademarks.

NEED FOR ANY GOVERNMENT APPROVAL OF PRODUCTS OR SERVICES

We do not require any government approval for our services.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business, the Company has not spent any funds on research and development activities to date. The Company plans to spend funds to complete the business plan as detailed in sections titled "Use of Proceeds," "Description of Business" and "Management's Discussion and Analysis or Plan of Operation."

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Brandon Wynn who is responsible for the primary operation of our business. The formal employment agreement between the Company and our current employee calls for a salary of $1000 per month, which rises to $2000 per month following a successful offering. The loss of Brandon Wynn's services would have a material adverse and catastrophic impact on our business operations, which should be considered a high risk pertaining to any investment.

In the event our Company does not have adequate proceeds from this offering, our sole Officer and Director, Brandon Wynn, has verbally agreed to fund the Company for an indefinite period of time. The funding of the Company Brandon Wynn will create a further liability to the Company to be reflected on the Company's financial statements. Brandon Wynn’s commitment to personally fund the Company is not contractual and could cease at any moment in his sole and absolute discretion.

The Company does not currently owe Brandon Wynn any money as of the date of this registration statement, as Brandon Wynn monetary funding to the Company as of the date hereof has not been categorized as loans made to the Company, but as contributions for which he has received founders stock. Future contributions by Brandon Wynn to the Company, pursuant to the verbal and non-binding agreement, will be reflected on the financial statements of the Company as liabilities.

Management's Discussion and Analysis of Financial Condition and Plan of Operations

You should read the following discussion together with "Selected Historical Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Organizational History

We were incorporated in State of Florida on October 31, 2011. There are currently an aggregate of 15,250,000 shares of the Company's Common Stock issued and outstanding. The Company is authorized to issue five hundred and ten million (510,000,000) shares of capital stock, 500,000,000 which are designated as Common Stock, no par value, 10,000,000 which are designated preferred stock, no par value, none of which is outstanding.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended December 31, 2011, Goldeo, Inc. issued 15,250,000 shares of common stock to our founder, 14,500,000 at $0.0001 per share and 750,000 at $0.02664 per share.

We anticipate needing $150,000 in order to execute our business over the next twelve (12) months, which includes (i) completing the business and financial plan (estimated cost of $45,000) and (ii) developing the mobile applications of $50,000, and $45,000 in working capital to implement our plan (total estimated cost of $145,000). Again, the Company will need to secure additional capital beyond this offering to execute the business plan over the next twelve (12) months if all warrants are not exercised. After the Company secures the additional capital, we will commence the additional application development. This development will require one part time resource for mobile device programming and technical design programming resources (ex. technical work) that will cost in total $50,000. The other $45,000 for working capital purposes will be used for (i) public company costs of $10,000 (SEC filings, legal, accounting), (ii) marketing of $6,500 and the balance for working capital purposes that include travel, recruiting personnel, telephone, internet, salaries, professional fees, government fees, and office expenses. Currently, the Company believes these figures are accurate based on current economic conditions, unemployment numbers, and the recent positive growth trends in the IT industry which were concluded by the Company based on financial reports filed on the SEC website.

The Company has adequate capital resources to operate minimal operations for one year. However if less than the full offering is sold, it will delay the completion of the business and financial plan (see Plan of Operations above). If we sell 25%, 50%, 75% and 100% of this offering, it will take us a minimum of six, four, three, and two months respectively to complete the business and financial plan. The variance in time is a result of the capital resources available to the Company to hire resources to expedite the completion of the business and financial plans.

Based on our success of raising additional capital over the next twelve (12) months, which is the Company's greatest uncertainty and therefore top priority, we anticipate employing various consultants and contractors to commence the development strategy for the product prototypes. Until the Business and Financial plan are completed, we are not able to quantify with any certainty any planned capital expenditures beyond the business and financial plan. Currently, the only planned capital expenditures are the public company operating costs. As of December 31, 2011 the Company has no firm commitments for any capital expenditures.

Through December 31, 2011, we have incurred a total of $ 9,440.89 in general and administration expenses including approximately $7500.00 in professional fees. We have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

Given our monthly cash flow requirement and the compensation arrangement with our sole officer, management believes that, while our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations until sufficient financial resources are available, we believe we will be able to meet our obligations for at least the next twelve months.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues.

Rule 419

The Company is not a "blank check company" as defined by Rule 419 of the Securities Act of 1933, as amended ("Rule 419"), and therefore the registration statement need not comply with the requirements of Rule 419.

Rule 419 defines a "blank check company" as a company that:

i.
Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

ii.	Is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

The Company has a very specific business purpose and a bona fide plan of operations. Its business plan and purpose is to provide software solutions that promote the exchange of previous metals via peer-to-peer social networks in exchange for fees and advertising opportunity. Goldeo products will provide a marketplace for the peer-to-peer exchange of goods and information.

Lastly, the Company does not have any plans or intentions to engage in a merger or acquisition with an unidentified company or companies or other entity or person.

XVII.	Report to Stockholders

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://edgar.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

XVIII.	Plan of Operation

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

A CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

Plan of Operations

Over the 12 month period starting upon the effective date of this registration statement, the Company anticipates needing $150,000.00 of capital in order to operate the business.

The Company's service offering functionality will be developed and released in stages for potential customers. First, the Company plans to complete the full launch of the website followed immediately by introducing basic mobile applications into the appropriate markets. Second, the Company plans to use user feedback to implement a more robust interface for both the web and mobile applications, what we call our second generation products.  Lastly, we will begin implementation of social media integration into our web and mobile applications. After both offerings are launched, the Company will re-evaluate the market and determine future product/service offerings.

During the initial phase, the Company plans to create a second generation and is expected to be completed within three (3) months after the additional capital of $150,000 is secured. Although the Company will use the initial applications to attract customers, the Company does not expect to start generating sizable revenues until twelve (12) months after the successful completion of this offering. The timeline for the second and third generations is subject to change and is based on securing the necessary financing and retaining qualified resources for the product development.

The Company Plans to Achieve the Following Milestones Over the Next Twelve (12) Months Following the Completion of Selling 100% of This Offering:

1-2 Months

The Company plans on hiring two technical consultants to work with Brandon Wynn to complete the business and financial plan and create the Company's second generation applications. Again, the Company expects to complete these plans in two months and it is expected to cost $10,000.

3-12 Months

Once the second generation is successfully launched, we expect to see the exercise of warrants within three months. If we see no influx of capital from the exercise of warrants, we may seek an additional offering.  After the additional capital is secured, the Company will hire two resources to complete the development of the third generation of applications. These resources include one part time resource for mobile device programming and one for server design, programming and engineering.

The Company anticipates completing the third generation in 6 months after the additional capital is secured and is expected to cost approximately $50,000. The Company plans to complete the third generation to include social networks in six months after the launch of the second generation. The customer support will be handled internally initially, however based on growth the Company may outsource that capability. Once each application is completed, the Company will be positioned to market these offerings to potential customers and generate revenues.

In the Event that the Company Only Sells 50% of this Offering, the Company Plans to Achieve the Following Milestones Over the Next Twelve (12) Months:

1-4 Months

The Company plans on hiring two consultants part time for marketing and financial work. Brandon Wynn will perform the strategic planning and detailed operational tasks to complete the business and financial plan. Under these circumstances, the Company plans to complete these plans in four months and is expected to cost $10,000.00. The Company will not create any product prototype during this phase.

5-12 Months

Once the second generation is successfully launched, we expect to see the exercise of warrants within three months. If we see no influx of capital from the exercise of warrants, we may seek an additional offering.  After the additional capital is secured, the Company will hire two resources to complete the second generation of applications, and to commence the development of the third generation of website and mobile apps. These resources include one part time resource service offering and mobile device programming, and the other resource for application design, programming / engineering (ex. technical work). The Company anticipates completing the second generation products in six months after the additional capital is secured and is expected to cost approximately $20,000.00. The Company plans to complete improvements to the  applications to include social networks the following year. The customer support will be handled internally initially, however based on growth the Company may outsource that capability.

Note: The amounts allocated to each line item in the above milestones are subject to change at the sole discretion of Brandon Wynn. The Company will either hire or work with consultants to complete the milestones.

In the event that the Company is not successful selling all the securities in this offering, Brandon Wynn will perform the necessary tasks, however that will delay the Company's business up to nine months. And in the event that the Company is not able to secure the follow on capital of $150,000.00, the Company will ask Brandon Wynn to perform the necessary tasks of planning, marketing, technical design, and financial analysis to complete the product and service offering. If all the work must be performed solely by Brandon Wynn, the Company cannot provide any assurances as to if or when this work will be completed.

The Company believes finding experienced employees and consultants in the software programming, mobile applications, and social networking is critical to ensure the success of the Company's development and implementation plans. The future staffing requirements of the Company are unknown at this time. As we develop our business, we will assess the necessary resources to properly staff our business or outsource those services if warranted.

XIX.	Facilities

We currently maintain an office at 5100 Washington Street, Suite 202, Hollywood, Florida  We have no monthly rent, nor do we accrue any expense for monthly rent. Brandon Wynn, our sole officer and director, and our full time employee provides us a facility in which we conduct business on our behalf. Brandon Wynn does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Brandon Wynn to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

XX.	Certain Relationships and Related Party Transactions

The Company utilizes office space provided at no cost from Brandon Wynn, our sole officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

XXI.	Market for Common Equity and Related Stockholders Matters

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

XXII.	Dividends

The Board anticipates that, following the Offering, the Company’s cash resources will be used for investment in the development of the Company’s business and will not be available for distribution until such time as the Company has an appropriate level of distributable profits. The declaration and payment by the Company of any dividends and the amount thereof will depend on the results of the Company’s operations, its financial position, anticipated cash requirements, prospects, profits available for distribution, and other factors deemed to be relevant at the time. As at the date of this document, the Company has not declared, made or paid any dividends.

XXIII.	Executive Compensation

The following table sets forth the cash compensation of our directors and executives from inception October 31, 2011 to December 31, 2011

	Annual Compensation				Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stocks	Options
Director/President	$0.00	$12,000.00	$12,000.00	$0.00	$0.00	$0.00

XXIV.	Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since we are registering shares issued to our founder in exchange for services and start-up capital, sales of substantial amounts of our common stock in the public market could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this Offering and subsequent exercise of the warrants, we will have outstanding an aggregate of 40,250,000 shares.  Of these shares, 25,750,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. No officer or director will be purchasing shares in this offering.  The remaining 14,500,000 shares of common stock held by our Officer/Directors are also being registered and as a result will be freely tradable without further registration under the Securities Act.

Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective holding periods, subject to restrictions on such sales by affiliates and as restricted by the lock-up agreement.

Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice, and the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Goldeo at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

XXV.	Future Compensation

No future compensation for the executives have been determined at this time.

XXVI.	Board Committees

Currently we have no Board Committees and have no intention to charter any committee at this time.

XXVII.	Transfer Agent

Currently we have not identified and determined in anyway a Transfer Agent.

XXVIII.	Index of Financial Statements

XXIX.	Report of Independent Certified Public Accountant

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Goldeo, Inc.
Hollywood, Florida

I have audited the accompanying balance sheet of Goldeo, Inc. (a development stage entity) as of December 31, 2011 and the related statement of operations, stockholders’ equity and cash flows for the period October 26, 2011 (date of inception) through December 31, 2011.  These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Goldeo, Inc. (a development stage entity) as of December 31, 2011 and the results of its operations and its cash flows for the period October 26, 2011 (date of inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss since inception, has not generated revenue to cover operating costs or develop its operating plan, has an accumulated deficit and may be unable to raise funds thorough equity issuances or other traditional financings. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
January 26, 2012

XXX.	Balance Sheet

Goldeo, Inc.
(A Development Stage Entity)
Balance Sheet
December 31, 2011

ASSETS
Current Assets
Cash and cash equivalents	$10,139
Prepaid and other current assets	400
Total Current Assets	10,539

TOTAL ASSETS	$10,539

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$188
TOTAL LIABILITIES	188

Stockholders' Equity
Preferred stock: 10,000,000 authorized; no par value
no shares issued and outstanding	--
Common stock: 500,000,000 authorized; no par value
15,250,000 shares issued and outstanding	21,430

Accumulated deficit during development stage	(11,079)
Total Stockholders' Equity	10,351

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,539

See auditor's report and notes to the audited financial statement.

XXXI.	Statement of Operations

Goldeo, Inc.
(A Development Stage Entity)
Statements of Operation

October 26, 2011 (date of inception) through December 31, 2011

Revenues	$--

Operating Expenses
Compensation	2,000
Professional	7,500
General and administrative	1,579
Total operating expenses	11,079

Net loss from operations	(11,079)

Provision for income taxes	--

Net loss	$(11,079)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	15,079,545

See auditor's report and notes to the audited financial statement.

XXXII.	Statement of Stock Holder Equity

Goldeo, Inc.
(A Development Stage Entity)
Statement of Stockholders' Equity
			Accumulated
			Deficit
	Common Stock		Development
	Shares	Amount	Stage	Total

Balance at Inception, October 26, 2011	-	$-	$-	$-

Issuance of common stock to founder for incorporation services, October 26, 2011 valued at $.0001 per share	14,500,000	1,450		1,450

Issuance of common stock for cash, November 10, 2011, $.02664 per share	750,000	19,980		1,300

Net loss			(11,079)	(11,079)

Balance, December 31, 2011	15,250,000	$21,430	$(11,079)	$10,351

See auditor's report and notes to the audited financial statement.

XXXIII.	Statement of Cash Flows

Goldeo, Inc.
(A Development Stage Entity)
Statements of Cash Flows

October 26, 2011 (date of inception) through December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(11,079)
Adjustment to reconcile Net Income to net
cash provided by operations:
Stock-based compensation	1,450
Changes in assets and liabilities:
Prepaid and other current assets	(400)
Accounts payable	188
Net Cash Used in Operating Activities	(9,841)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash Used in Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	19,980
Net Cash Provided by Financing Activates	19,980

Net increase (decrease) in cash and cash equivalents	10,139
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$10,139

Supplemental Cash Flow Information
Cash paid for interest	$-
Cash paid for taxes	$-

See auditor's report and notes to the audited financial statement.

XXXIV.	Notes of Financial Statements

NOTE 1. Nature of Business

ORGANIZATION

Goldeo, Inc. (“The Company”) was incorporated on October 26, 2011 in the State of Florida as a for-profit Company.  The Company is a development stage company in accordance with FASB ASC 915 Financial Reporting for Development Stage Entities.

The Company is headquartered in Hollywood, Florida.  The Company has elected year end is December 31.

Goldeo currently offers a website dedicated to the trade of precious metals using traditional peer-to-peer models brought together in a clean, easy to use interface.  Our site features forums for the discussion of previous metals, and a platform for listing precious metals for purchase, sale, and exchange. An online auction platform, similar to eBay dedicated to precious metals, is in the planning phase.   Our forums will also provide users with access to discussions on precious metal markets and is designed to build a loyal community base. We will supplement our community experience with social media integration, developing a following beyond the confines of our website.  Additionally, we provide extensive feeds on industry news, including streaming and up to date market data.  In essence, we have created a one-stop-shop for industry news and information.   Using the “free-mium”model, we offer ad-free and secured access to paid registered users.

NOTE 2. Significant Accounting Policies

GOING CONCERN
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended December 31, 2011, the Company had limited operations and no history of recurring revenues.  The Company is in the development stage.  The Company has an accumulated deficit.  In the absence of raising operating capital through equity or loans, the Company is dependent on financing from its majority shareholder to meet its current operating obligations. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to generate revenues from operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. However, there is no assurance that the Company will attain profitability or secure necessary capital to continue the development of its operating plan.

The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

USE OF ESTIMATES
The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS
The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

CASH
The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  There were no cash equivalents at December 31, 2011.

REVENUE RECOGNITION
The Company has not generated any revenues.  The Company anticipated that it will receive subscription revenues for their premium offerings.  Revenue is to be recognized ratably over the subscription term.  The Company will accept payments through credit card or direct payments in advance of subscriptions, therefore revenue will be deferred until earned.  Subscription payments in advance will reduce credit risks.

ADVERTISING
Advertising costs are expensed as incurred.  No advertising costs have been incurred for the period October 26, 2011 (date of inception) through December 31, 2011.

RESEARCH AND DEVELOPMENT
The Company expenses research and development costs when incurred.  Research and development costs include designing, prototyping and testing of our programs.  Indirect costs related to research and developments are to be allocated based on percentage usage to the research and development.  We spent $0 in research and development costs for the period October 26, 2011 (date of inception) through December 31, 2011.

SHARE BASED COMPENSATION
Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has issued shares as compensation for services associated with the registration of the common shares.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE
The Company accounts for income taxes under FASB ASC 740 “Income Taxes.”  Under the asset and liability method of FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

NET INCOME (LOSS) PER COMMON SHARE
Net income (loss) per share is calculated in accordance with FASB ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding as of December 31, 2011.  As of December 31, 2011, the Company had no dilutive potential common shares.

RECENTLY ACCOUNTING PRONOUNCEMENTS
In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is intended to improve comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. generally accepted accounting principles and International Financial Reporting Standards. This standard clarifies the application of existing fair value measurement requirements including (1) the application of the highest and best use valuation premise, (2) the methodology to measure the fair value of an instrument classified in a reporting entity’s shareholders’ equity, (3) disclosure requirements for quantitative information on Level 3 fair value measurements and (4) guidance on measuring the fair value of financial instruments managed within a portfolio. In addition, the standard requires additional disclosures of the sensitivity of fair value to changes in unobservable inputs for Level 3 securities. This standard is effective for interim and annual reporting periods ending on or after December 15, 2011. The adoption of this guidance is not expected to have a significant impact on the Company’s financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”, which requires that comprehensive income be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The standard also requires entities to disclose on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net earnings. This standard no longer allows companies to present components of other comprehensive income only in the statement of equity. This standard is effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance is not expected to have a significant impact on the Company’s financial statements other than the prescribed change in presentation.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 3. INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.  As of December 31, 2011 the Company had a loss and for the period October 26, 2011 (date of inception) through December 31, 2011.   The net operating loss resulting from operating activities, result in deferred tax assets of approximately $3,750 at the effective statutory rates which will expire by the year 2031.  The deferred tax asset has been off-set by an equal valuation allowance.

NOTE 4. EQUITY TRANSACTIONS

CLASSES OF STOCK
Common Stock:  The Company has been authorized 500,000,000 shares of common stock, with no stated par value.

Preferred Stock:  The Company has designated 10,000,000 shares of preferred stock, with no stated par value.  None of the authorized shares have been issued.

Warrants and options:  There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

The Company issued 14,500,000 shares of common stock to its founder, effective at inception.  Shares were valued at $.0001, as there was no immediate market and the value was considered equivalent to the incorporation and development costs incurred by founding individuals.

The Company sold for cash 750,000 shares to an unrelated party during November 2011 for $.02664 per share, for a total of $19,980.

NOTE 5. COMMITMENTS AND CONTINGENCY

In support of the Company’s efforts and cash requirements, it is relying on advances from its majority shareholder and related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. As of December 31, 2011, there have been no advances from these related parties.

The sole officer and director of the Company is involved in other business activities and may, in the future, become involved in other business opportunities that become available. There are no employment agreements and therefore may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 7. SUBSEQUENT EVENTS

Management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the filing of this registration with the Securities and Exchange Commission (“SEC”) that would have a material impact on our financial statements.

XXXV.	Information Not Required in the Prospectus

Item 24.  Indemnification of Directors and Officers.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the issuer are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

1.  Under section 607.0850  of the Florida Business Corporation Act (the “Act”)  a corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Act further states that a corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation Act, as amended from time to time, each person that such section grants us the power to indemnify.

Section 607.0850(7) of the  Act provides that any director , officer, employee or agent shall not be the beneficiary of any indemnification or advancement of expenses if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

•	A violation of a criminal law, unless the party had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
•	A transaction from which the party derived improper personal benefit;
•	In the case of a director, a circumstance defined as an Unlawful Distribution under Section 607.0834 of the Act; or
•
Willful misconduct or a conscious disregard for the best interest of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The Company shall indemnify to the fullest extent permitted by Section 607.0850 of the Act, as may be amended from time to time, any director or officer of the Company who is a party or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. This Company shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, or serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation.

2.  The Issuer’s Certificate of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Florida General Corporation Law. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Item	Amount
SEC registration fee	$518.57
Blue Sky fees and expenses	$0.00
Legal fees and expenses	$6000.00
Accounting fees and expenses	$3000.00
Total	$9518.57

Item 26.  Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

The foregoing purchase and sale to this sophisticated person  who had superior access to all corporate and financial information were exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering. The determination that no public offering existed and the sale exempt from registration was guided by SEC Release No. 33-4552.

The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name
1.1	Subscription Agreement and Warrant
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Eilers Law Group regarding legality
23.1	Consent of Experts

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28. Undertakings.

The undersigned registrant undertakes:

1)	To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement;

c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

2)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

b)
Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Florida law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

XXXVI.	Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the city of Hollywood, Florida on March 2, 2012.

Goldeo, Inc

/s/ Brandon Wynn
Signature

Brandon Wynn
President

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Brandon Wynn	Brandon Wynn, President	March 2, 2012